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                                                                   EXHIBIT 10.65
                           INDEMNIFICATION AGREEMENT



         This Indemnification Agreement is entered into as this 15th day of August 1996, by and between Jerry Dackerman (hereinafter referred to as "Officer") and UStel, Inc. a Minnesota corporation (hereinafter the "Company") with reference to the following facts:

         1.      WHEREAS, Officer is employed with the Company;

         2. WHEREAS, the Company and Officer agree that the Company should indemnify Officer and hold him harmless in connection with any claims, damages or liabilities that might arise as a result of the performance of his duties as an Officer of the Company.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         For valuable consideration, the Company hereby agrees to indemnify, protect, defend and hold the Officer harmless in connection with any claims, liabilities, expenses, obligations, indebtness and/or damages of any kind or nature including attorneys fees, arising out of or connected with the performance of the duties of the Officer to the Company, to the fullest extent permitted by law. In the event the Officer must bring an action or seek the services of an attorney to enforce these provisions, the Company shall further pay all of the Officers legal expenses and costs in connection with enforcing this Indemnification Agreement.

         IN WITNESS WHEREOF, this agreement is entered into as of the date first above written.



                                USTEL, INC.



                                By:
                                   --------------------------


                                OFFICER


                                --------------------------